UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Amendment (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a Special Meeting (as defined below), the stockholders of OpGen, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s certificate of designation designating the rights, preferences and limitations of the Company’s Series E Preferred Stock (the “Certificate of Designation”). As described in the Company’s proxy statement for the Special Meeting, the Certificate of Designation provided that the Series E Preferred Stock could not be converted or voted in a manner that would result in the holder or his or her transferees or their affiliates holding or voting more than the lesser of (i) 19.99% (together with any other shares of common stock otherwise held by them or their affiliates) and (ii) such lower percentage as may be required by applicable stock exchange rules of the then issued and outstanding common stock of the Company (the “Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of common stock to the holder thereof. The Amendment removes such Ownership Limitation so that the shares of Series E Preferred Stock may be converted and voted without regard to such Ownership Limitation.

Following the approval of the Amendment at the Special Meeting, the Company filed the Amendment with the Secretary of State of the State of Delaware on May 9, 2024. Except for the removal of the Ownership Limitation, the Amendment does not make any other changes to the Certificate of Designation.

The foregoing description of the Certificate of Designation and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Certificate of Designation and the Amendment, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2024, the Company held a special meeting of stockholders (the “Special Meeting”). The Company’s stockholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Special Meeting dated May 9, 2024. At the Special Meeting, shares of the Company’s capital stock representing 14,795,642 votes out of a total of 26,435,902 votes of the Company’s capital stock, as of April 26, 2024, the record date for the Special Meeting, were represented in person or by proxy at the Special Meeting. The following is a summary of the voting results for the proposals voted upon at the Special Meeting:

1. Proposal 1 – Share Issuance and Change of Control Proposal. At the Special Meeting, the Company’s stockholders voted upon and approved (i) the issuance to David Lazar of the common stock issuable upon the conversion of the Company’s Series E Preferred Stock in excess of applicable beneficial ownership limitations, the issuance of which would result in a “change of control” under the rules of The Nasdaq Capital Market and (ii) an amendment of the Certificate of Designation for the Series E Preferred Stock removing such ownership limitations. The votes cast on this proposal were as follows:

3,774,290 votes	FOR the proposal
239,337 votes	AGAINST the proposal
5,827 votes	ABSTAIN
0 votes	Broker Non-Votes

2. Proposal 2 – Reverse Stock Split Proposal. At the Special Meeting, the Company’s stockholders voted upon and approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split at a ratio not less than two-to-one and not more than ten-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors. The votes cast on this proposal were as follows:

14,487,507 votes	FOR the proposal
305,047 votes	AGAINST the proposal
3,088 votes	ABSTAIN
0 votes	Broker Non-Votes

3. Proposal 3 – Adjournment. At the Special Meeting, the Company’s stockholders voted upon and approved of an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, Proposals 1 and 2. Although the proposal was rendered moot because Proposal 1 and 2 were approved, the votes cast on this proposal were as follows:

14,526,470 votes	FOR the proposal
255,619 votes	AGAINST the proposal
13,553 votes	ABSTAIN
0 votes	Broker Non-Votes

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed March 29, 2024)
3.2	Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock filed with the Secretary of State of the State of Delaware on May 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 14, 2024	OpGen, Inc.

	By:	/s/ David E. Lazar
		Name:	David E. Lazar
		Title:	Chief Executive Officer

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